Exhibit 99.1
N E W S R E L E A S E

FOR IMMEDIATE RELEASE
JULY 29, 2024

CHESAPEAKE ENERGY CORPORATION REPORTS SECOND QUARTER 2024 RESULTS

OKLAHOMA CITY, July 29, 2024 – Chesapeake Energy Corporation (NASDAQ:CHK) today reported second quarter 2024 financial and operating results.

•Net cash provided by operating activities of $209 million

•Net loss of $227 million, or $1.73 per fully diluted share; adjusted net income(1) of $1 million, or $0.01 per share

•Adjusted EBITDAX(1) of $358 million

•Quarterly base dividend of $0.575 per common share to be paid in September 2024, 14th straight quarter paying a dividend

•Produced approximately 2.75 bcf/d net (100% natural gas); building productive capacity with 75 combined DUCs and deferred TILs at the end of the quarter

•Lowered 2024 Capital and Production Expense guidance ~4% and ~8% respectively, primarily due to improved operational efficiency and year-over-year deflation

(1) Definitions of non-GAAP financial measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are included at the end of this news release.

Nick Dell’Osso, Chesapeake’s President and Chief Executive Officer, said, “We continue to execute our business as we prudently manage current market conditions and prepare for our pending combination with Southwestern. We remain focused on operational improvements and enhancing capital efficiency. The efforts of our team have positioned us to lower our 2024 capital and production expense guidance by $50 million and approximately 8%, respectively. Importantly, we expect these improvements will be durable through cycles, positioning us to lower our breakeven costs while we build productive capacity to more efficiently reach consumers when demand recovers.”

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Chris Ayres (405) 935-8870 ir@chk.com	Brooke Coe (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

Shareholder Returns Update

Chesapeake plans to pay its base dividend of $0.575 per share on September 5, 2024 to stockholders of record at the close of business on August 15, 2024.

Inclusive of the dividend payable on September 5, 2024, Chesapeake has returned approximately $3.5 billion to shareholders since 2021 through dividends and share repurchases.
Operations Update

Chesapeake’s net production in the second quarter was approximately 2.75 bcfe per day (100% natural gas), utilizing an average of eight rigs to drill 30 wells and place four wells on production while building an inventory of five drilled but uncompleted ("DUCs") wells and 24 deferred turn in lines ("TILs"). Chesapeake is currently operating seven rigs and two completion crews, having dropped an additional rig in the Marcellus earlier in July.

Given continued weak market dynamics, the company is executing its previously disclosed plan to defer completions and new well TILs, building short-cycle, capital-efficient productive capacity, which can be activated when supply and demand imbalances correct. At the end of the second quarter, the company had 29 DUCs, excluding working inventory, and 46 deferred TILs. For the full-year, the company expects to drill 95 — 115 wells and place 30 — 40 wells on production, which is consistent with previous guidance.

Chesapeake continues to deliver improved capital efficiency primarily driven by the positive impact of longer laterals, optimized well designs, enhanced saltwater disposal techniques and capturing market deflation. As a result, the company is lowering full-year 2024 capital guidance $50 million to $1.2 to $1.3 billion and production expense guidance $0.02 to $0.21 to $0.26 per mcf.

ESG Update

The company issued its 2023 Sustainability Report, marking Chesapeake's 12th consecutive year reporting on its environmental, social, and governance performance and its resilience in a lower carbon future. The Report can be accessed on Chesapeake's website at chk.com under the "sustainability" section and reflects the company's commitment to transparency and enhanced disclosures.

Conference Call Information

Chesapeake plans to conduct a conference call to discuss its recent financial and operating results at 9:00 a.m. EDT on Tuesday, July 30, 2024. The telephone number to access the conference call is 1-888-317-6003 or 1-412-317-6061 for international callers. The passcode is 4204243.

Financial Statements, Non-GAAP Financial Measures and 2024 Guidance and Outlook Projections

Reconciliations of each non-GAAP financial measure used in this news release to the most directly comparable GAAP financial measure are provided below. Additional detail on the company’s 2024 second quarter financial and operational results, along with non-GAAP measures that adjust for items typically excluded by certain securities analysts, are available on the company’s website. Non-GAAP measures should not be considered as an alternative to GAAP measures. Management’s updated guidance for 2024 can be found on the company’s website at www.chk.com.

Headquartered in Oklahoma City, Chesapeake Energy Corporation (NASDAQ:CHK) is powered by dedicated and innovative employees who are focused on discovering and responsibly developing our leading positions in top U.S. natural gas plays. With a goal to achieve net zero GHG emissions (Scope 1 and 2) by 2035, Chesapeake is committed to safely answering the call for affordable, reliable, lower carbon energy.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include our current expectations or forecasts of future events, including matters relating to the pending merger with Southwestern Energy Company (“Southwestern”), armed conflict and instability in Europe and the Middle East, along with the effects of the current global economic environment, and the impact of each on our business, financial condition, results of operations and cash flows, the potential effects of our bankruptcy plan of reorganization on our operations, management, and employees, actions by, or disputes among or between, members of OPEC+ and other foreign oil-exporting countries, market factors, market prices, our ability to meet debt service requirements, our ability to continue to pay cash dividends, the amount and timing of any cash dividends and our ESG initiatives. Forward-looking and other statements in this release regarding our environmental, social and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as "expect," “could,” “may,” "anticipate," "intend," "plan," “ability,” "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “guidance,” “outlook,” “opportunity” or “strategy.” The absence of such words or expressions does not necessarily mean the statements are not forward-looking.

Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:

•conservation measures and technological advances could reduce demand for natural gas and oil;
•negative public perceptions of our industry;
•competition in the natural gas and oil exploration and production industry;
•the volatility of natural gas, oil and NGL prices, which are affected by general economic and business conditions, as well as increased demand for (and availability of) alternative fuels and electric vehicles;
•risks from regional epidemics or pandemics and related economic turmoil, including supply chain constraints;
•write-downs of our natural gas and oil asset carrying values due to low commodity prices;
•significant capital expenditures are required to replace our reserves and conduct our business;
•our ability to replace reserves and sustain production;
•uncertainties inherent in estimating quantities of natural gas, oil and NGL reserves and projecting future rates of production and the amount and timing of development expenditures;
•drilling and operating risks and resulting liabilities;
•our ability to generate profits or achieve targeted results in drilling and well operations;
•leasehold terms expiring before production can be established;
•risks from our commodity price risk management activities;
•uncertainties, risks and costs associated with natural gas and oil operations;
•our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used;
•pipeline and gathering system capacity constraints and transportation interruptions;
•our plans to participate in the LNG export industry;
•terrorist activities and/or cyber-attacks adversely impacting our operations;
•risks from failure to protect personal information and data and compliance with data privacy and security laws and regulations;
•disruption of our business by natural or human causes beyond our control;
•a deterioration in general economic, business or industry conditions;
•the impact of inflation and commodity price volatility, including as a result of armed conflict and instability in Europe and the Middle East, along with the effects of the current global economic environment, on our business, financial condition, employees, contractors, vendors and the global demand for natural gas and oil and on U.S. and global financial markets;
•our inability to access the capital markets on favorable terms;
•the limitations on our financial flexibility due to our level of indebtedness and restrictive covenants from our indebtedness;
•our actual financial results after emergence from bankruptcy may not be comparable to our historical financial information;
•risks related to acquisitions or dispositions, or potential acquisitions or dispositions, including risks related to the pending merger with Southwestern, such as the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that we or Southwestern may be unable to obtain governmental and regulatory approvals required for the proposed transaction, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to limitation on our ability to pursue alternatives to the merger; risks related to change in control or other provisions in certain agreements that may be triggered upon completion of the merger; risks related to the merger agreement’s restrictions on business activities prior to the effective time of the merger; risks related to loss of management personnel, other key employees, customers, suppliers, vendors, landlords, joint venture partners and other business partners following the merger; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of our common stock or

Southwestern’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; and the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits;
•our ability to achieve and maintain ESG certifications, goals and commitments;
•legislative, regulatory and ESG initiatives, addressing environmental concerns, including initiatives addressing the impact of global climate change or further regulating hydraulic fracturing, methane emissions, flaring or water disposal;
•federal and state tax proposals affecting our industry;
•risks related to an annual limitation on the utilization of our tax attributes, which is expected to be triggered upon completion of the merger, as well as trading in our common stock, additional issuances of common stock, and certain other stock transactions, which could lead to an additional, potentially more restrictive, annual limitation; and
•other factors that are described under Risk Factors in Item 1A of Part I of our Annual Report on Form 10-K.

We caution you not to place undue reliance on the forward-looking statements contained in this release, which speak only as of the filing date, and we undertake no obligation to update this information. We urge you to carefully review and consider the disclosures in this release and our filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

($ in millions, except per share data)	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,019	$1,079
Restricted cash	76	74
Accounts receivable, net	350	593
Derivative assets	361	637
Other current assets	207	226
Total current assets	2,013	2,609
Property and equipment:
Natural gas and oil properties, successful efforts method
Proved natural gas and oil properties	12,105	11,468
Unproved properties	1,800	1,806
Other property and equipment	512	497
Total property and equipment	14,417	13,771
Less: accumulated depreciation, depletion and amortization	(4,413)	(3,674)
Total property and equipment, net	10,004	10,097
Long-term derivative assets	19	74
Deferred income tax assets	995	933
Other long-term assets	577	663
Total assets	$13,608	$14,376

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$274	$425
Accrued interest	39	39
Derivative liabilities	7	3
Other current liabilities	611	847
Total current liabilities	931	1,314
Long-term debt, net	2,021	2,028
Long-term derivative liabilities	3	9
Asset retirement obligations, net of current portion	264	265
Other long-term liabilities	19	31
Total liabilities	3,238	3,647
Contingencies and commitments
Stockholders' equity:
Common stock, $0.01 par value, 450,000,000 shares authorized: 131,252,107 and 130,789,936 shares issued	1	1
Additional paid-in capital	5,768	5,754
Retained earnings	4,601	4,974
Total stockholders' equity	10,370	10,729
Total liabilities and stockholders' equity	$13,608	$14,376

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
($ in millions, except per share data)
Revenues and other:
Natural gas, oil and NGL	$378	$649	$967	$2,102
Marketing	136	611	448	1,263
Natural gas and oil derivatives	(11)	159	161	1,089
Gains on sales of assets	2	472	10	807
Total revenues and other	505	1,891	1,586	5,261
Operating expenses:
Production	49	89	108	220
Gathering, processing and transportation	154	207	327	471
Severance and ad valorem taxes	18	40	47	109
Exploration	3	8	5	15
Marketing	141	611	464	1,262
General and administrative	47	31	94	66
Separation and other termination costs	23	3	23	3
Depreciation, depletion and amortization	348	376	747	766
Other operating expense, net	16	9	33	12
Total operating expenses	799	1,374	1,848	2,924
Income (loss) from operations	(294)	517	(262)	2,337
Other income (expense):
Interest expense	(20)	(22)	(39)	(59)
Losses on purchases, exchanges or extinguishments of debt	(2)	—	(2)	—
Other income	21	23	41	33
Total other income (expense)	(1)	1	—	(26)
Income (loss) before income taxes	(295)	518	(262)	2,311
Income tax expense (benefit)	(68)	127	(61)	531
Net income (loss)	$(227)	$391	$(201)	$1,780
Earnings (loss) per common share:
Basic	$(1.73)	$2.93	$(1.53)	$13.27
Diluted	$(1.73)	$2.73	$(1.53)	$12.36
Weighted average common shares outstanding (in thousands):
Basic	131,168	133,514	131,030	134,125
Diluted	131,168	143,267	131,030	144,007

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$(227)	$391	$(201)	$1,780
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	348	376	747	766
Deferred income tax expense (benefit)	(68)	21	(61)	399
Derivative (gains) losses, net	11	(159)	(161)	(1,089)
Cash receipts (payments) on derivative settlements, net	260	236	488	(49)
Share-based compensation	10	9	19	16
Gains on sales of assets	(2)	(472)	(10)	(807)
Losses on purchases, exchanges or extinguishments of debt	2	—	2	—
Other	6	17	(7)	29
Changes in assets and liabilities	(131)	96	(55)	359
Net cash provided by operating activities	209	515	761	1,404
Cash flows from investing activities:
Capital expenditures	(302)	(530)	(723)	(1,027)
Receipts of deferred consideration	56	—	116	—
Contributions to investments	(26)	(49)	(45)	(88)
Proceeds from divestitures of property and equipment	6	1,032	12	1,963
Net cash provided by (used in) investing activities	(266)	453	(640)	848
Cash flows from financing activities:
Proceeds from Credit Facility	—	125	—	1,125
Payments on Credit Facility	—	(125)	—	(2,175)
Funds held for transition services	—	97	—	97
Proceeds from warrant exercise	1	—	1	—
Debt issuance and other financing costs	(4)	—	(4)	—
Cash paid to repurchase and retire common stock	—	(127)	—	(181)
Cash paid for common stock dividends	(99)	(160)	(176)	(335)
Net cash used in financing activities	(102)	(190)	(179)	(1,469)
Net increase (decrease) in cash, cash equivalents and restricted cash	(159)	778	(58)	783
Cash, cash equivalents and restricted cash, beginning of period	1,254	197	1,153	192
Cash, cash equivalents and restricted cash, end of period	$1,095	$975	$1,095	$975

Cash and cash equivalents	$1,019	$903	$1,019	$903
Restricted cash	76	72	76	72
Total cash, cash equivalents and restricted cash	$1,095	$975	$1,095	$975

NATURAL GAS, OIL AND NGL PRODUCTION AND AVERAGE SALES PRICES (unaudited)

	Three Months Ended June 30, 2024
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Marcellus	1,554	1.35	—	—	—	—	1,554	1.35
Haynesville	1,191	1.70	—	—	—	—	1,191	1.70
Total	2,745	1.51	—	—	—	—	2,745	1.51

Average NYMEX Price		1.89		—
Average Realized Price (including realized derivatives)		2.51		—		—		2.51

	Three Months Ended June 30, 2023
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Marcellus	1,830	1.51	—	—	—	—	1,830	1.51
Haynesville	1,590	1.77	—	—	—	—	1,590	1.77
Eagle Ford	85	2.32	15	76.39	10	23.67	233	6.73
Total	3,505	1.65	15	76.39	10	23.67	3,653	1.97

Average NYMEX Price		2.10		73.78
Average Realized Price (including realized derivatives)		2.36		84.58		23.67		2.67

	Six Months Ended June 30, 2024
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Marcellus	1,637	1.71	—	—	—	—	1,637	1.71
Haynesville	1,334	1.88	—	—	—	—	1,334	1.88
Total	2,971	1.79	—	—	—	—	2,971	1.79

Average NYMEX Price		2.07		—
Average Realized Price (including realized derivatives)		2.69		—		—		2.69

	Six Months Ended June 30, 2023
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Marcellus	1,901	2.52	—	—	—	—	1,901	2.52
Haynesville	1,570	2.32	—	—	—	—	1,570	2.32
Eagle Ford	106	2.11	34	76.72	13	25.54	389	8.19
Total	3,577	2.42	34	76.72	13	25.54	3,860	3.01

Average NYMEX Price		2.76		74.96
Average Realized Price (including realized derivatives)		2.55		70.67		25.54		3.08

CAPITAL EXPENDITURES ACCRUED (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
($ in millions)
Drilling and completion capital expenditures:
Marcellus	$93	$115	$198	$233
Haynesville	131	254	326	513
Eagle Ford	—	90	—	213
Total drilling and completion capital expenditures	224	459	524	959
Non-drilling and completion - field	39	28	74	52
Non-drilling and completion - corporate	30	18	49	38
Total capital expenditures	$293	$505	$647	$1,049

NON-GAAP FINANCIAL MEASURES

As a supplement to the financial results prepared in accordance with U.S. GAAP, Chesapeake’s quarterly earnings releases contain certain financial measures that are not prepared or presented in accordance with U.S. GAAP. These non-GAAP financial measures include Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Adjusted EBITDAX, Free Cash Flow, Adjusted Free Cash Flow and Net Debt. A reconciliation of each financial measure to its most directly comparable GAAP financial measure is included in the tables below. Management believes these adjusted financial measures are a meaningful adjunct to earnings and cash flows calculated in accordance with GAAP because (a) management uses these financial measures to evaluate the company’s trends and performance, (b) these financial measures are comparable to estimates provided by certain securities analysts, and (c) items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the company generally excludes information regarding these types of items.

Chesapeake's definitions of each non-GAAP measure presented herein are provided below. Because not all companies or securities analysts use identical calculations, Chesapeake’s non-GAAP measures may not be comparable to similarly titled measures of other companies or securities analysts.

Adjusted Net Income: Adjusted Net Income is defined as net income (loss) adjusted to exclude unrealized (gains) losses on natural gas and oil derivatives, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results, less a tax effect using applicable rates. Chesapeake believes that Adjusted Net Income facilitates comparisons of the company's period-over-period performance, which many investors use in making investment decisions and evaluating operational trends and performance. Adjusted Net Income should not be considered an alternative to, or more meaningful than, net income (loss) as presented in accordance with GAAP.

Adjusted Diluted Earnings Per Common Share: Adjusted Diluted Earnings Per Common Share is defined as diluted earnings (loss) per common share adjusted to exclude the per diluted share amounts attributed to unrealized (gains) losses on natural gas and oil derivatives, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results, less a tax effect using applicable rates. Chesapeake believes that Adjusted Diluted Earnings Per Common Share facilitates comparisons of the company's period-over-period performance, which many investors use in making investment decisions and evaluating operational trends and performance. Adjusted Diluted Earnings Per Common Share should not be considered an alternative to, or more meaningful than, earnings (loss) per common share as presented in accordance with GAAP.

Adjusted EBITDAX: Adjusted EBITDAX is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation, depletion and amortization expense, exploration expense, unrealized (gains) losses on natural gas and oil derivatives, separation and other termination costs, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results. Adjusted EBITDAX is presented as it provides investors an indication of the company's ability to internally fund exploration and development activities and service or incur debt. Adjusted EBITDAX should not be considered an alternative to, or more meaningful than, net income (loss) as presented in accordance with GAAP.

Free Cash Flow: Free Cash Flow is defined as net cash provided by (used in) operating activities less cash capital expenditures. Free Cash Flow is a liquidity measure that provides investors additional information regarding the company's ability to service or incur debt and return cash to shareholders. Free Cash Flow should not be considered an alternative to, or more meaningful than, net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP.

Adjusted Free Cash Flow: Adjusted Free Cash Flow is defined as net cash provided by (used in) operating activities less cash capital expenditures and cash contributions to investments, adjusted to exclude certain items management believes affect the comparability of operating results. Adjusted Free Cash Flow is a liquidity measure that provides investors additional information regarding the company's ability to service or incur debt and return cash to shareholders and is used to determine Chesapeake's quarterly variable dividend. Adjusted Free Cash Flow should not be considered an alternative to, or more meaningful than, net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP.

Net Debt: Net Debt is defined as GAAP total debt excluding premiums, discounts, and deferred issuance costs less cash and cash equivalents. Net Debt is useful to investors as a widely understood measure of liquidity and leverage, but this measure should not be considered as an alternative to, or more meaningful than, total debt presented in accordance with GAAP.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2024	2023	2024	2023
Net income (loss) (GAAP)	$(227)	$391	$(201)	$1,780

Adjustments:
Unrealized (gains) losses on natural gas and oil derivatives	262	78	329	(1,041)
Separation and other termination costs	23	3	23	3
Gains on sales of assets	(2)	(472)	(10)	(807)
Other operating expense, net	16	8	35	15
Losses on purchases, exchanges or extinguishments of debt	2	—	2	—
Other	(5)	(9)	(13)	(15)
Tax effect of adjustments(a)	(68)	93	(84)	427
Adjusted net income (Non-GAAP)	$1	$92	$81	$362

(a)	The three- and six-month periods ended June 30, 2024 and June 30, 2023 include a tax effect attributed to the reconciling adjustments using a statutory rate of 23%.

RECONCILIATION OF EARNINGS (LOSS) PER COMMON SHARE TO ADJUSTED DILUTED EARNINGS PER COMMON SHARE (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($/share)	2024	2023	2024	2023
Earnings (loss) per common share (GAAP)	$(1.73)	$2.93	$(1.53)	$13.27
Effect of dilutive securities	—	(0.20)	—	(0.91)
Diluted earnings (loss) per common share (GAAP)	$(1.73)	$2.73	$(1.53)	$12.36

Adjustments:
Unrealized (gains) losses on natural gas and oil derivatives	1.99	0.54	2.51	(7.24)
Separation and other termination costs	0.17	0.02	0.17	0.02
Gains on sales of assets	(0.01)	(3.30)	(0.08)	(5.60)
Other operating expense, net	0.13	0.06	0.27	0.11
Losses on purchases, exchanges or extinguishments of debt	0.01	—	0.01	—
Other	(0.03)	(0.06)	(0.10)	(0.11)
Tax effect of adjustments(a)	(0.52)	0.65	(0.64)	2.97
Effect of dilutive securities	—	—	(0.04)	—
Adjusted diluted earnings per common share (Non-GAAP)	$0.01	$0.64	$0.57	$2.51

(a)	The three- and six-month periods ended June 30, 2024 and June 30, 2023 include a tax effect attributed to the reconciling adjustments using a statutory rate of 23%.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDAX (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
($ in millions)
Net income (loss) (GAAP)	$(227)	$391	$(201)	$1,780

Adjustments:
Interest expense	20	22	39	59
Income tax expense (benefit)	(68)	127	(61)	531
Depreciation, depletion and amortization	348	376	747	766
Exploration	3	8	5	15
Unrealized (gains) losses on natural gas and oil derivatives	262	78	329	(1,041)
Separation and other termination costs	23	3	23	3
Gains on sales of assets	(2)	(472)	(10)	(807)
Other operating expense, net	16	8	35	15
Losses on purchases, exchanges or extinguishments of debt	2	—	2	—
Other	(19)	(17)	(42)	(23)
Adjusted EBITDAX (Non-GAAP)	$358	$524	$866	$1,298

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
($ in millions)
Net cash provided by operating activities (GAAP)	$209	$515	$761	$1,404
Cash capital expenditures	(302)	(530)	(723)	(1,027)
Free cash flow (Non-GAAP)	(93)	(15)	38	377
Cash contributions to investments	(26)	(49)	(45)	(88)
Free cash flow associated with divested assets(a)	—	(26)	—	(138)
Adjusted free cash flow (Non-GAAP)	$(119)	$(90)	$(7)	$151

(a)	In March and April of 2023, we closed two divestitures of certain Eagle Ford assets. Due to the structure of these transactions, both of which had an effective date of October 1, 2022, the cash generated by these assets was delivered to the respective buyers through a reduction in the proceeds we received at the closing of each transaction.

RECONCILIATION OF TOTAL DEBT TO NET DEBT (unaudited)

($ in millions)	June 30, 2024
Total debt (GAAP)	$2,021
Premiums and issuance costs on debt	(71)
Principal amount of debt	1,950
Cash and cash equivalents	(1,019)
Net debt (Non-GAAP)	$931